UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2014

Giggles N Hugs, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-138944	20-1681362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Santa Monica Blvd., Suite 155, Los Angeles, CA 90067

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-553-4847

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On June 16, 2014, Giggles N’ Hugs, Inc. (the “Company”) sold 560,000 shares of Common Stock at $0.25 per share for aggregate proceeds of $140,000, pursuant to the offering terms set forth on the periodic report on Form 8-K filed with the SEC on May 29, 2014 (SEC Accession No. 0001493152-14-001747). The sale was made pursuant to Rule 506(c) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the Jumpstart Our Business Startups Act.

In connection with the sale, the Company paid WestPark Capital, Inc. (“WestPark”) a cash fee equal to $14,000, plus a banking and administrative fee of $1,400, plus expenses. Additionally, the Company will issue to WestPark a stock purchase warrant to purchase 16,800 shares of the Company’s Common Stock. This warrant will be exercisable for a period of seven (7) years, at an exercise price equal to $0.01 per share, and contains a cashless exercise provision.

On June 16, 2014, the Company issued 224,600 shares of Common Stock at $0.25 per share pursuant to the conversion of a convertible promissory note; and pursuant to the conversion of a debenture, 283,243 shares of Common Stock were issued at $0.37 per share along with a stock purchase warrant to purchase 169,946 shares of Common Stock. These issuances were made pursuant to Rule 506(b) of Regulation D of the Securities Act.

Item 7.01 Regulation FD Disclosure.

The information provided under Item 3.02, above, is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Giggles N Hugs, Inc.

Date: June 18, 2014	By:	/s/ Joey Parsi
	Name:	Joey Parsi
	Title:	Chief Executive Officer